Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(432,488)
Unrealized Gain (Loss) on Market Value of Commodity Futures	666,857
Dividend Income	39,190
Interest Income	8,617
ETF Transaction Fees	1,050
Total Income (Loss)	$283,226

Expenses
General Partner Management Fees	$8,165
Professional Fees	20,271
Brokerage Commissions	632
Directors' Fees and Insurance	689
License Fees	204
Total Expenses	$29,961
Net Income (Loss)	$253,265

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/26	$15,959,328
Additions (450,000 Shares)	2,900,865
Withdrawals (100,000 Shares)	(653,786)
Net Income (Loss)	253,265

Net Asset Value End of Month	$18,459,672
Net Asset Value Per Share (2,800,000 Shares)	$6.59

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596